                                                                    EXHIBIT 4(a)



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                                  ALLETE, INC.
                    (formerly Minnesota Power & Light Company
                       and formerly Minnesota Power, Inc.)

                                       TO

                              THE BANK OF NEW YORK
                         (formerly Irving Trust Company)

                                       AND

                               DOUGLAS J. MACINNES

                  (successor to Richard H. West, J. A. Austin,
          E. J. McCabe, D. W. May, J. A. Vaughan and W. T. Cunningham)


                                 As Trustees under ALLETE, Inc.'s Mortgage and Deed of Trust dated as of September 1, 1945



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                       Twenty-third Supplemental Indenture
                        Providing among other things for
                First Mortgage Bonds, Pollution Control Series F
                              (Twenty-ninth Series)
                           Dated as of August 1, 2004



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

                       TWENTY-THIRD SUPPLEMENTAL INDENTURE

     THIS INDENTURE, dated as of August 1, 2004, by and between ALLETE, INC. (formerly Minnesota Power & Light Company and formerly Minnesota Power, Inc.), a corporation of the State of Minnesota, whose post office address is 30 West Superior Street, Duluth, Minnesota 55802 (hereinafter sometimes called the "Company"), and THE BANK OF NEW YORK (formerly Irving Trust Company), a corporation of the State of New York, whose post office address is 101 Barclay Street, New York, New York 10286 (hereinafter sometimes called the "Corporate Trustee"), and DOUGLAS J. MACINNES (successor to Richard H. West, J. A. Austin,
E. J. McCabe, D. W. May, J. A. Vaughan and W. T. Cunningham), whose post office address is 1784 W. McGalliard Avenue, Hamilton, New Jersey 08610 (said Douglas
J. MacInnes being hereinafter sometimes called the "Co-Trustee" and the Corporate Trustee and the Co-Trustee being hereinafter together sometimes called the "Trustees"), as Trustees under the Mortgage and Deed of Trust, dated as of September 1, 1945, between the Company and Irving Trust Company and Richard H. West, as Trustees, securing bonds issued and to be issued as provided therein (hereinafter sometimes called the "Mortgage"), reference to which mortgage is hereby made, this indenture (hereinafter sometimes called the "Twenty-third Supplemental Indenture") being supplemental thereto:

     WHEREAS, the Mortgage was filed and recorded in various official records in the State of Minnesota; and

     WHEREAS, an instrument, dated as of October 16, 1957, was executed and delivered under which J. A. Austin succeeded Richard H. West as Co-Trustee under the Mortgage, and such instrument was filed and recorded in various official records in the State of Minnesota; and

     WHEREAS, an instrument, dated as of April 4, 1967, was executed and delivered under which E. J. McCabe in turn succeeded J. A. Austin as Co-Trustee under the Mortgage, and such instrument was filed and recorded in various official records in the State of Minnesota; and

     WHEREAS, under the Sixth Supplemental Indenture, dated as of August 1, 1975, to which reference is hereinafter made, D. W. May in turn succeeded E. J. McCabe as Co-Trustee under the Mortgage; and

     WHEREAS, an instrument, dated as of June 25, 1984, was executed and delivered under which J. A. Vaughan in turn succeeded D. W. May as Co-Trustee under the Mortgage, and such instrument was filed and recorded in various official records in the State of Minnesota; and

     WHEREAS, an instrument, dated as of July 27, 1988, was executed and delivered under which W. T. Cunningham in turn succeeded J. A. Vaughan as Co-Trustee under the Mortgage, and such instrument was filed and recorded in various official records in the State of Minnesota; and

     WHEREAS, on May 12, 1998, the Company filed Amended and Restated Articles of Incorporation with the Secretary of State of the State of Minnesota changing its name from Minnesota Power & Light Company to Minnesota Power, Inc. effective May 27, 1998; and

     WHEREAS, an instrument, dated as of April 15, 1999, was executed and delivered under which Douglas J. MacInnes in turn succeeded W. T. Cunningham as Co-Trustee under the Mortgage, and such instrument was filed and recorded in various official records in the State of Minnesota; and

     WHEREAS, on May 8, 2001, the Company filed Amended and Restated Articles of Incorporation with the Secretary of State of the State of Minnesota changing its name from Minnesota Power, Inc. to ALLETE, Inc.; and

     WHEREAS, by the Mortgage the Company covenanted, among other things, that it would execute and deliver such supplemental indenture or indentures and such further instruments and do such further acts as might be necessary or proper to carry out more effectually the purposes of the Mortgage and to make subject to the lien of the Mortgage any property thereafter acquired and intended to be subject to the lien thereof; and

     WHEREAS, for said purposes, among others, the Company executed and delivered the following indentures supplemental to the Mortgage:

             DESIGNATION                                       DATED AS OF
             -----------                                       -----------
     First Supplemental Indenture.........................     March 1, 1949
     Second Supplemental Indenture........................     July 1, 1951
     Third Supplemental Indenture.........................     March 1, 1957
     Fourth Supplemental Indenture........................     January 1, 1968
     Fifth Supplemental Indenture.........................     April 1, 1971
     Sixth Supplemental Indenture.........................     August 1, 1975
     Seventh Supplemental Indenture.......................     September 1, 1976
     Eighth Supplemental Indenture........................     September 1, 1977
     Ninth Supplemental Indenture.........................     April 1, 1978
     Tenth Supplemental Indenture.........................     August 1, 1978
     Eleventh Supplemental Indenture......................     December 1, 1982
     Twelfth Supplemental Indenture.......................     April 1, 1987
     Thirteenth Supplemental Indenture....................     March 1, 1992
     Fourteenth Supplemental Indenture....................     June 1, 1992
     Fifteenth Supplemental Indenture.....................     July 1, 1992
     Sixteenth Supplemental Indenture.....................     July 1, 1992
     Seventeenth Supplemental Indenture...................     February 1, 1993
     Eighteenth Supplemental Indenture....................     July 1, 1993
     Nineteenth Supplemental Indenture....................     February 1, 1997
     Twentieth Supplemental Indenture.....................     November 1, 1997
     Twenty-First Supplemental Indenture..................     October 1, 2000
     Twenty-Second Supplemental Indenture.................     July 1, 2003

which supplemental indentures were filed and recorded in various official records in the State of Minnesota; and

     WHEREAS, the Company has heretofore issued, in accordance with the provisions of the Mortgage, as heretofore supplemented, the following series of First Mortgage Bonds:

                                                          PRINCIPAL   PRINCIPAL
                                                           AMOUNT       AMOUNT
SERIES                                                     ISSUED    OUTSTANDING
------                                                   ----------  -----------
3-1/8% Series due 1975...............................   $ 26,000,000     None
3-1/8% Series due 1979...............................      4,000,000     None
3-5/8% Series due 1981...............................     10,000,000     None
4-3/4% Series due 1987...............................     12,000,000     None
6-1/2% Series due 1998...............................     18,000,000     None
8-1/8% Series due 2001...............................     23,000,000     None
10-1/2% Series due 2005..............................     35,000,000     None
8.70% Series due 2006................................     35,000,000     None
8.35% Series due 2007................................     50,000,000     None
9-1/4% Series due 2008...............................     50,000,000     None
Pollution Control Series A...........................    111,000,000     None
Industrial Development Series A......................      2,500,000     None
Industrial Development Series B......................      1,800,000     None
Industrial Development Series C......................      1,150,000     None
Pollution Control Series B...........................     13,500,000     None
Pollution Control Series C...........................      2,000,000     None
Pollution Control Series D...........................      3,600,000     None
7-3/4% Series due 1994...............................     55,000,000     None
7-3/8% Series due March 1, 1997......................     60,000,000     None
7-3/4% Series due June 1, 2007.......................     55,000,000     None
7-1/2% Series due August 1, 2007.....................     35,000,000 $35,000,000
Pollution Control Series E...........................    111,000,000 111,000,000
7% Series due March 1, 2008..........................     50,000,000  50,000,000
6-1/4% Series due July 1, 2003.......................     25,000,000     None
7% Series due February 15, 2007......................     60,000,000  60,000,000
6.68% Series due November 15, 2007...................     20,000,000  20,000,000
Floating Rate First Mortgage Bonds due October 20, 2003  250,000,000     None
Collateral Series A..................................    255,000,000     None

which bonds are also hereinafter sometimes called bonds of the First through Twenty-eighth Series, respectively; and

     WHEREAS, Section 8 of the Mortgage provides that the form of each series of bonds (other than the First Series) issued thereunder and of coupons to be attached to coupon bonds of such series shall be established by Resolution of the Board of Directors of the Company and that the form of such series, as established by said Board of Directors, shall specify the descriptive title of the bonds and various other terms thereof, and may also contain such provisions not inconsistent with the provisions of the Mortgage as the Board of Directors may, in its discretion, cause to be inserted therein expressing or referring to the terms and conditions upon which such bonds are to be issued and/or secured under the Mortgage; and

     WHEREAS, Section 120 of the Mortgage provides, among other things, that any power, privilege or right expressly or impliedly reserved to or in any way conferred upon the Company by any provision of the Mortgage, whether such power, privilege or right is in any way restricted or is unrestricted, may (to the extent permitted by law) be in whole or in part waived or surrendered or subjected to any restriction if at the time unrestricted or to additional restriction if already restricted, and the Company may enter into any further covenants, limitations or restrictions for the benefit of any one or more series of bonds issued thereunder, or the Company may cure any ambiguity contained therein, or in any supplemental indenture, or may establish the terms and provisions of any series of bonds (other than said First Series) by an instrument in writing executed and acknowledged by the Company in such manner as would be necessary to entitle a conveyance of real estate to record in all of the states in which any property at the time subject to the lien of the Mortgage shall be situated;

     WHEREAS, the Company now desires to create one new series of bonds and (pursuant to the provisions of Section 120 of the Mortgage) to add to its covenants and agreements contained in the Mortgage, as heretofore supplemented, certain other covenants and agreements to be observed by it and to alter and amend in certain respects the covenants and provisions contained in the Mortgage, as heretofore supplemented; and

     WHEREAS, the execution and delivery by the Company of this Twenty-third Supplemental Indenture, and the terms of the bonds of the Twenty-ninth Series, hereinafter referred to, have been duly authorized by the Board of Directors of the Company by appropriate resolutions of said Board of Directors;

     NOW, THEREFORE, THIS INDENTURE WITNESSETH:

     That the Company, in consideration of the premises and of One Dollar to it duly paid by the Trustees at or before the ensealing and delivery of these presents, the receipt whereof is hereby acknowledged, and in further evidence of assurance of the estate, title and rights of the Trustees and in order further to secure the payment of both the principal of and interest and premium, if any, on the bonds from time to time issued under the Mortgage, as heretofore supplemented, according to their tenor and effect and the performance of all the provisions of the Mortgage (including any instruments supplemental thereto and any modification made as in the Mortgage provided) and of said bonds, hereby grants, bargains, sells, releases, conveys, assigns, transfers, mortgages, pledges, sets over and confirms (subject, however, to Excepted Encumbrances) unto THE BANK OF NEW YORK and DOUGLAS J. MACINNES, as Trustees under the Mortgage, and to their successor or successors in said trust, and to said Trustees and their successors and assigns forever, all property, real, personal and mixed, of the kind or nature specifically mentioned in the Mortgage, as heretofore supplemented, or of any other kind or nature acquired by the Company after the date of the execution and delivery of the Mortgage, as heretofore supplemented (except any herein or in the Mortgage, as heretofore supplemented, expressly excepted), now owned or, subject to the provisions of subsection (I) of Section 87 of the Mortgage, hereafter acquired by the Company (by purchase, consolidation, merger, donation, construction, erection or in any other way) and wheresoever situated, including (without in anywise limiting or impairing by the enumeration of the same the scope and intent of the foregoing or of any general description contained in this Twenty-third Supplemental Indenture) all lands, power sites, flowage rights, water rights, water locations, water appropriations, ditches, flumes, reservoirs, reservoir sites, canals, raceways, dams, dam sites, aqueducts, and all other rights or means for appropriating, conveying, storing and supplying water; all rights of way and roads; all plants for the generation of electricity by steam, water and/or other power; all power houses, gas plants, street lighting systems, standards and other equipment incidental thereto, telephone, radio and television systems, air-conditioning systems and equipment incidental thereto, water works, water systems, steam heat and hot water plants, substations, lines, service and supply systems, bridges, culverts, tracks, ice or refrigeration plants and equipment, offices, buildings and other structures and the equipment thereof; all machinery, engines, boilers, dynamos, electric, gas and other machines, regulators, meters, transformers, generators, motors, electrical, gas and mechanical appliances, conduits, cables, water, steam heat, gas or other pipes, gas mains and pipes, service pipes, fittings, valves and connections, pole and transmission lines, wires, cables, tools, implements, apparatus, furniture and chattels; all municipal and other franchises, consents or permits; all lines for the transmission and distribution of electric current, gas, steam heat or water for any purpose including towers, poles, wires, cables, pipes, conduits, ducts and all apparatus for use in connection therewith; all real estate, lands, easements, servitudes, licenses, permits, franchises, privileges, rights of way and other rights in or relating to real estate or the occupancy of the same and (except as herein or in the Mortgage, as heretofore supplemented, expressly excepted) all the right, title and interest of the Company in and to all other property of any kind or nature appertaining to and/or used and/or occupied and/or enjoyed in connection with any property hereinbefore or in the Mortgage, as heretofore supplemented, described.

     TOGETHER WITH all and singular the tenements, hereditaments, prescriptions, servitudes and appurtenances belonging or in anywise appertaining to the aforesaid property or any part thereof, with the reversion and reversions, remainder and remainders and (subject to the provisions of Section 57 of the Mortgage) the tolls, rents, revenues, issues, earnings, income, product and profits thereof, and all the estate, right, title and interest and claim whatsoever, at law as well as in equity, which the Company now has or may hereafter acquire in and to the aforesaid property and franchises and every part and parcel thereof.

     IT IS HEREBY AGREED by the Company that, subject to the provisions of subsection (I) of Section 87 of the Mortgage, all the property, rights, and franchises acquired by the Company (by purchase, consolidation, merger, donation, construction, erection or in any other way) after the date hereof, except any herein or in the Mortgage, as heretofore supplemented, expressly excepted, shall be and are as fully granted and conveyed hereby and by the Mortgage and as fully embraced within the lien hereof and the lien of the Mortgage as if such property, rights and franchises were now owned by the Company and were specifically described herein or in the Mortgage and conveyed hereby or thereby.

     PROVIDED that the following are not and are not intended to be now or hereafter granted, bargained, sold, released, conveyed, assigned, transferred, mortgaged, hypothecated, affected, pledged, set over or confirmed hereunder and are hereby expressly excepted from the lien and operation of this Twenty-third Supplemental Indenture and from the lien and operation of the Mortgage, namely:
(1) cash, shares of stock, bonds, notes and other obligations and other securities not hereafter specifically pledged, paid, deposited, delivered or held under the Mortgage or covenanted so to be; (2) merchandise, equipment, apparatus, materials or supplies held for the purpose of sale or other disposition in the usual course of business; fuel, oil and similar materials and supplies consumable in the operation of any of the properties of the Company; all aircraft, rolling stock, trolley coaches, buses, motor coaches, automobiles and other vehicles and materials and supplies held for the purpose of repairing or replacing (in whole or part) any of the same; all timber, minerals, mineral rights and royalties; (3) bills, notes and accounts receivable, judgments, demands and choses in action, and all contracts, leases and operating agreements not specifically pledged under the Mortgage or covenanted so to be; the Company's contractual rights or other interest in or with respect to tires not owned by the Company; (4) the last day of the term of any lease or leasehold which may hereafter become subject to the lien of the Mortgage; (5) electric energy, gas, steam, ice, and other materials or products generated, manufactured, produced or purchased by the Company for sale, distribution or use in the ordinary course of its business; and (6) the Company's franchise to be a corporation; provided, however, that the property and rights expressly excepted from the lien and operation of this Twenty-third Supplemental Indenture and from the lien and operation of the Mortgage in the above subdivisions (2) and (3) shall (to the extent permitted by law) cease to be so excepted in the event and as of the date that either or both of the Trustees or a receiver or trustee shall enter upon and take possession of the Mortgaged and Pledged Property in the manner provided in Article XIII of the Mortgage by reason of the occurrence of a Default as defined in Section 65 thereof.

     TO HAVE AND TO HOLD all such properties, real, personal and mixed, granted, bargained, sold, released, conveyed, assigned, transferred, mortgaged, pledged, set over or confirmed by the Company as aforesaid, or intended so to be, unto the Trustees and their successors and assigns forever.

     IN TRUST NEVERTHELESS, for the same purposes and upon the same terms, trusts and conditions and subject to and with the same provisos and covenants as are set forth in the Mortgage, as supplemented, this Twenty-third Supplemental Indenture being supplemental thereto.

     AND IT IS HEREBY COVENANTED by the Company that all the terms, conditions, provisos, covenants and provisions contained in the Mortgage, as heretofore supplemented, shall affect and apply to the property hereinbefore described and conveyed and to the estate, rights, obligations and duties of the Company and Trustees and the beneficiaries of the trust with respect to said property, and to the Trustees and their successors in the trust in the same manner and with the same effect as if said property had been owned by the Company at the time of the execution of the Mortgage, and had been specifically and at length described in and conveyed to said Trustees by the Mortgage as a part of the property therein stated to be conveyed.

     The Company further covenants and agrees to and with the Trustees and their successors in said trust under the Mortgage as follows:

                                    ARTICLE I
                          TWENTY-NINTH SERIES OF BONDS

     SECTION 1. (I) There shall be a series of bonds designated "Pollution Control Series F" (herein sometimes referred to as the "Twenty-ninth Series"), each of which shall bear the descriptive title "First Mortgage Bond", and the form thereof, established by Resolution of the Board of Directors of the Company, shall contain suitable provisions with respect to the matters hereinafter in this Section specified. Bonds of the Twenty-ninth Series shall be dated as in Section 10 of the Mortgage provided, mature on the maturity date of the Cohasset Bonds (as defined herein) or upon earlier acceleration or redemption, issued as fully registered bonds in denominations of Five Thousand Dollars and, at the option of the Company, in any multiple or multiples of Five Thousand Dollars (the exercise of such option to be evidenced by the execution and delivery thereof) and shall bear interest from August 19, 2004, at the rate borne by the Cohasset Bonds, payable when interest on the Cohasset Bonds is payable, the principal and interest on each said bond to be payable at the office or agency of the Company in the Borough of Manhattan, The City of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for public and private debts.

     (II) The bonds of the Twenty-ninth Series shall be authenticated and delivered from time to time, upon the request of the Company to the Corporate Trustee, to, and registered in the name of, the trustee under the Indenture of Trust, dated as of August 1, 2004 (herein called the "Cohasset Indenture") of the City of Cohasset, Minnesota (the "City"), in order to evidence the obligation of the Company to repay amounts borrowed in connection with the sale of the bonds from time to time issued under the Cohasset Indenture (herein called the "Cohasset Bonds") pursuant to the Loan Agreement, dated as of August 19, 2004, between the City and the Company (hereinafter called the "Loan Agreement"), together with interest thereon. Such request of the Company shall specify the terms and principal amount of the bonds of the Twenty-ninth Series to be authenticated and delivered pursuant to such request and be accompanied by such certificates, opinions and other documents required under the Mortgage.

     The Company shall receive a credit against its obligation to make any payment of the principal of or interest on the bonds of this series, whether at maturity, upon redemption or otherwise, in an amount equal to, and such obligation shall be fully or partially, as the case may be, satisfied and discharged to the extent of, the amount, if any, credited pursuant to the Cohasset Indenture against the payment required to be made by or for the account of the City in respect of the corresponding payment of the principal of or interest on the Cohasset Bonds.

     The Corporate Trustee may conclusively presume that the obligation of the Company to pay the principal of and interest on the bonds of the Twenty-ninth Series as the same shall become due and payable shall have been fully satisfied and discharged unless and until it shall have received a written notice from the trustee under the Cohasset Indenture, signed by its

President, a Vice President or a Trust Officer, stating that the corresponding payment of principal of or interest on the Cohasset Bonds has become due and payable and has not been fully paid and specifying the amount of funds required to make such payment.

     (III) If an Event of Default described in Section 701(a) or (b) of the Cohasset Indenture shall have occurred, in determining whether or not any payment of the principal of or interest on the bonds of the Twenty-ninth Series shall have been made in full, moneys received by the trustee under the Cohasset Indenture from the Company shall, to the extent of the amount remaining to be paid by the Company pursuant to subsection (e) of Section 3.02 of the Loan Agreement be deemed to have been paid under said subsection (e) and not to have been paid on the bonds of the Twenty-ninth Series.

     The Corporate Trustee may conclusively presume that no Event of Default described in Section 701(a) or (b) of the Cohasset Indenture shall have occurred unless and until it shall have received a written notice from the trustee under the Cohasset Indenture, signed by its President, a Vice President or a Trust Officer stating that such an event has occurred.

     (IV) From time to time, pursuant to Section 5.04 of the Loan Agreement, the Company may amend the terms of the bonds of the Twenty-ninth Series in order to evidence the amended obligation of the Company under the Loan Agreement. Upon receipt of a Company request specifying the amended terms of the bonds of the Twenty-ninth Series and requesting the authentication and delivery of amended certificates for such bonds, together with a written notice signed by an officer of the trustee under the Cohasset Indenture confirming that such amended terms comply with the requirements of Section 5.04 of the Loan Agreement, the Trustee shall authenticate and deliver such amended certificates to the trustee under the Cohasset Indenture. Upon such delivery of the amended certificates, the certificates for the corresponding bonds of the Twenty-ninth Series previously held by the trustee under the Cohasset Indenture shall be deemed superceded by the amended certificates and shall thereafter be deemed obsolete, null and void. The obsolete certificates need not be delivered to the Trustee prior to the delivery of the amended certificates, but shall be cancelled or destroyed if and when surrendered by the trustee under the Cohasset Indenture.

     (V) On the date that any of the Cohasset Bonds or the Additional Cohasset Bonds are required to be redeemed pursuant to Section 301(c) of the Cohasset Indenture, an equal principal amount of bonds of the Twenty-ninth Series shall be redeemed at such principal amount plus accrued interest to such redemption date.

     The Corporate Trustee may conclusively presume that no event shall have occurred which would require the Company to redeem bonds of the Twenty-ninth Series pursuant to this Section (V) unless and until it shall have received a written notice from the trustee under the Cohasset Indenture, signed by its President, a Vice President or a Trust Officer, stating that such an event shall have occurred, specifying the date thereof and describing such event in reasonable detail.

     (VI) At the option of the registered owner, any bonds of the Twenty-ninth Series, upon surrender thereof for cancellation at the office or agency of the Company in the Borough of Manhattan, The City of New York, together with a written instrument of transfer wherever required by the Company duly executed by the registered owner or by his duly authorized attorney, shall (subject to the provisions of Section 12 of the Mortgage) be exchangeable for a like aggregate principal amount of bonds of the same series of other authorized denominations.

     Bonds of the Twenty-ninth Series shall not be transferable except to any successor trustee under the Cohasset Indenture, any such transfer to be made (subject to the provisions of Section 12 of the Mortgage) at the office or agency of the Company in the Borough of Manhattan, The City of New York.

     The Company hereby waives any right to make a charge for any exchange or transfer of bonds of the Twenty-ninth Series.

     Upon the delivery of this Twenty-third Supplemental Indenture and upon compliance with the applicable provisions of the Mortgage, there shall be an initial issue of bonds of the Twenty-ninth Series for the aggregate principal amount of $111,000,000.

                                   ARTICLE II
                            MISCELLANEOUS PROVISIONS

     SECTION 2. Section 126 of the Mortgage, as heretofore amended, is hereby further amended by adding the words "and July 1, 2022" after the words "July 16, 2004."

     SECTION 3. Subject to the amendments provided for in this Twenty-third Supplemental Indenture, the terms defined in the Mortgage, as heretofore supplemented, shall, for all purposes of this Twenty-third Supplemental
Indenture, have the meanings specified in the Mortgage, as heretofore supplemented.

     SECTION 4. The Trustees hereby accept the trusts herein declared, provided, created or supplemented and agree to perform the same upon the terms and conditions herein and in the Mortgage set forth and upon the following terms and conditions:

     The Trustees shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Twenty-third Supplemental
Indenture or for or in respect of the recitals contained herein, all of which recitals are made by the Company solely. In general, each and every term and condition contained in Article XVII of the Mortgage shall apply to and form part of this Twenty-third Supplemental Indenture with the same force and effect as if the same were herein set forth in full with such omissions, variations and insertions, if any, as may be appropriate to make the same conform to the provisions of this Twenty-third Supplemental Indenture.

     SECTION 5. Whenever in this Twenty-third Supplemental Indenture any party hereto is named or referred to, this shall, subject to the provisions of Articles XVI and XVII of the

Mortgage, as heretofore supplemented, be deemed to include the successors or assigns of such party, and all the covenants and agreements in this Twenty-third Supplemental Indenture contained by or on behalf of the Company, or by or on behalf of the Trustees shall, subject as aforesaid, bind and inure to the benefit of the respective successors and assigns of such party whether so expressed or not.

     SECTION 6. Nothing in this Twenty-third Supplemental Indenture, expressed or implied, is intended, or shall be construed, to confer upon, or give to, any person, firm or corporation, other than the parties hereto and the holders of the bonds and coupons Outstanding under the Mortgage, any right, remedy, or claim under or by reason of this Twenty-third Supplemental Indenture or any covenant, condition, stipulation, promise or agreement hereof, and all the covenants, conditions, stipulations, promises and agreements in this Twenty-third Supplemental Indenture contained by and on behalf of the Company shall be for the sole and exclusive benefit of the parties hereto, and of the holders of the bonds and of the coupons Outstanding under the Mortgage.

     SECTION 7. This Twenty-third Supplemental Indenture shall be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

     SECTION 8. The Company, the mortgagor named herein, by its execution hereof acknowledges receipt of a full, true and complete copy of this Twenty-third Supplemental Indenture.

     IN WITNESS WHEREOF, ALLETE, Inc. has caused its corporate name to be hereunto affixed, and this instrument to be signed and sealed by its President or one of its Vice Presidents, and its corporate seal to be attested by its Secretary or one of its Assistant Secretaries for and in its behalf, and The Bank of New York has caused its corporate name to be hereunto affixed, and this instrument to be signed and sealed by one of its Vice Presidents or one of its Assistant Vice Presidents and its corporate seal to be attested by one of its Assistant Treasurers, one of its Vice Presidents or one of its Assistant Vice Presidents, and Douglas J. MacInnes has hereunto set his hand and affixed his seal, all in The City of New York, as of the day and year first above written.

                                        ALLETE, INC.

                                        By     /s/ James K. Vizanko
                                          --------------------------------------
                                               James K. Vizanko
                                               Senior Vice President and Chief
                                               Financial Officer


Attest:

/s/ Deborah A. Amberg
---------------------
Deborah A. Amberg
Vice President, General Counsel
   and Secretary


Executed, sealed and delivered by ALLETE, Inc.
in the presence of:

/s/ Dawn LaPointe
-------------------


/s/ Marsha Jones
-------------------

                                        THE BANK OF NEW YORK,
                                              as Corporate Trustee

                                        By      /s/ M. Ryan
                                           -------------------------------------
                                                Ming Ryan
                                                Vice President

Attest:

By /s/ J. Salovitch-Miller
  --------------------------------------
       Julie Salovitch-Miller
       Vice President


Executed, sealed and delivered by THE BANK OF NEW
YORK and DOUGLAS J. MACINNES in the presence of:

/s/ Kisha Holder
-------------------
Kisha Holder


/s/ S. Poindexter
-------------------
Stacey Poindexter

                                                 /s/ Douglas J. MacInnes
                                        ----------------------------------------
                                             DOUGLAS J. MACINNES

STATE OF MINNESOTA    )
                      )  SS.:
COUNTY OF ST. LOUIS   )


     On this 11th day of August, 2004, before me, a Notary Public within and for said County, personally appeared JAMES K. VIZANKO and DEBORAH A. AMBERG, to me personally known, who, being each by me duly sworn, did say that they are respectively the Senior Vice President and Chief Financial Officer and the Vice President, General Counsel and Secretary of ALLETE, INC. of the State of
Minnesota, the corporation named in the foregoing instrument; that the seal affixed to the foregoing instrument is the corporate seal of said corporation; that said instrument was signed and sealed in behalf of said corporation by authority of its Board of Directors; and said JAMES K. VIZANKO and DEBORAH A.
AMBERG acknowledged said instrument to be the free act and deed of said corporation.

     Personally came before me on this 11th day of August, 2004, JAMES K. VIZANKO, to me known to be the Senior Vice President and Chief Financial
Officer, and DEBORAH A. AMBERG, to me known to be the Vice President, General Counsel and Secretary of the above named ALLETE, INC., the corporation described in and which executed the foregoing instrument, and to me personally known to be the persons who as such officers executed the foregoing instrument in the name and behalf of said corporation, who, being by me duly sworn did depose and say and acknowledge that they are respectively the Senior Vice President and Chief Financial Officer and the Vice President, General Counsel and Secretary of said corporation; that the seal affixed to said instrument is the corporate seal of said corporation; and that they signed, sealed and delivered said instrument in the name and on behalf of said corporation by authority of its Board of Directors and stockholders, and said JAMES K. VIZANKO and DEBORAH A. AMBERG then and there acknowledged said instrument to be the free act and deed of said corporation and that such corporation executed the same.

     On the 11th day of August, 2004, before me personally came JAMES K. VIZANKO and DEBORAH A. AMBERG, to me known, who, being by me duly sworn, did depose and say that they respectively reside at 1340 Mississippi Avenue, Duluth, Minnesota, and 1923 West Kent Road, Duluth, Minnesota; that they are respectively the Vice President and Chief Financial Officer and the Vice President, General Counsel and Secretary of ALLETE, INC., one of the corporations described in and which executed the above instrument; that they know the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the Board of Directors of said corporation, and that they signed their names thereto by like order.

     GIVEN under my hand and notarial seal this 11th day of August, 2004.


                                                      /s/ Jodi M. Nash
                                                      ----------------
[NOTARY SEAL]                                           JODI M. NASH
                                                  NOTARY PUBLIC - MINNESOTA
                                             My Commission Expires Jan. 31, 2005

STATE OF NEW YORK    )
                     )  SS:
COUNTY OF NEW YORK   )


     On this 17th day of August, 2004, before me, a Notary Public within and for said County, personally appeared Ming Ryan and Julie Salovitch-Miller, to me personally known, who, being each by me duly sworn, did say that they are each a Vice President of THE BANK OF NEW YORK of the State of New York, the corporation named in the foregoing instrument; that the seal affixed to the foregoing instrument is the corporate seal of said corporation; that said instrument was signed and sealed in behalf of said corporation by authority of its Board of Directors; and said Ming Ryan and Julie Salovitch-Miller acknowledged said instrument to be the free act and deed of said corporation.

     Personally came before me on this 17th day of August, 2004, Ming Ryan, to me known to be a Vice President, and Julie Salovitch-Miller, known to me to be a Vice President, of the above named THE BANK OF NEW YORK, the corporation described in and which executed the foregoing instrument, and to me personally known to be the persons who as such officers executed the foregoing instrument in the name and behalf of said corporation, who, being by me duly sworn did depose and say and acknowledge that they are each a Vice President of said corporation; that the seal affixed to said instrument is the corporate seal of said corporation; and that they signed, sealed and delivered said instrument in the name and on behalf of said corporation by authority of its Board of Directors, and said Ming Ryan and Julie Salovitch-Miller then and there acknowledged said instrument to be the free act and deed of said corporation and that such corporation executed the same.

     On the 17th day of August, 2004, before me personally came Ming Ryan and Julie Salovitch-Miller, to me known, who, being by me duly sworn, did depose and say that they respectively reside at 33 Hudson Street, Jersey City, NJ 07302, and 19 Thoreau Drive, Manalapan, NJ 07726; that they are each a Vice President of THE BANK OF NEW YORK, one of the corporations described in and which executed the above instrument; that they know the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the Board of Directors of said corporation, and that they signed their names thereto by like order.

     GIVEN under my hand and notarial seal this 17th day of August, 2004.


                                                        /s/ Robert Hirsch
                                                     -----------------------
                                                          Robert Hirsch
                                                 Notary Public State of New York
                                                        No. 01H16076679
                                                  Qualified in Rockland County
                                                 Commission Expires July 1, 2006

STATE OF NEW YORK    )
                     )  SS:
COUNTY OF NEW YORK   )


     On this 17th day of August, 2004, before me personally appeared DOUGLAS J. MACINNES, to me known to be the person described in and who executed the foregoing instrument, and acknowledged that he executed the same as his free act and deed.

     Personally came before me this 17th day of August, 2004, the above named DOUGLAS J. MACINNES, to me known to be the person who executed the foregoing instrument, and acknowledged the same.

     On the 17th day of August, 2004, before me personally came DOUGLAS J. MACINNES, to me known to be the person described in and who executed the foregoing instrument, and acknowledged that he executed the same.

     GIVEN under my hand and notarial seal this 17th day of August, 2004.



                                                        /s/ Robert Hirsch
                                                 -------------------------------
                                                          Robert Hirsch
                                                 Notary Public State of New York
                                                        No. 01H16076679
                                                  Qualified in Rockland County
                                                 Commission Expires July 1, 2006

This instrument was drafted by ALLETE, Inc., 30 West Superior Street, Duluth, Minnesota 55802.